UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): June 2, 2006

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23418 (Commission File Number)	95-3601802 (I.R.S. Employer Identification No.)
17595 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)
(949) 251-1101
(Registrant’s Telephone Number,
Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 6, 2006, MTI Technology Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) between the Company and Collective Technologies, LLC (“Collective”). Pursuant to the Asset Purchase Agreement, the Company will acquire specified assets and liabilities of Collective for a purchase price consisting of:
•	$6,000,000 in cash;

•	a note in the amount of $2,000,000 bearing interest at 5% and due in 12 quarterly payments beginning 90 days after closing;

•	2,272,727 shares of Company common stock;

•	a warrant to purchase 1,000,000 shares of Company common stock at an exercise price of $1.32 per share; and

•	assumption of certain liabilities.
The shares issued as consideration in the transaction will be subject to a 12 month lock up agreement and will have piggyback registration rights. The purchase price is subject to certain adjustments specified in the Asset Purchase Agreement.
     The Company agreed to issue 281,574 shares of restricted stock and options to issue 1,590,248 shares of Company common stock at fair market value on the date of grant. In addition, in connection with the closing of the transaction the Company will enter into employment agreements with Ed Taylor and Bill Kerley, who will also collectively receive an aggregate of 450,000 shares of restricted stock and options to purchase 300,000 shares of Company common stock. Mr. Taylor and Mr. Kerley are currently executive officers of Collective Technologies, and will remain in comparable roles within the Company’s services division following consummation of the transaction. Pursuant to the terms of the note to be issued in connection with the transaction, payments under the note may be accelerated in the event of default, including the termination of Mr. Taylor’s employment without cause or for good reason.
     In connection with the transaction, on June 2, 2006 the Company adopted the 2006 Stock Incentive Plan (CT), pursuant to which the options and restricted stock described above will be granted. The transactions contemplated by the Asset Purchase Agreement are subject to certain closing conditions and approvals. The Company expects to finance the acquisition through working capital. The parties have made customary representations, warranties and covenants in the Asset Purchase Agreement, and the Asset Purchase Agreement contains certain termination rights for the parties. The Company expects that the shares of Company common stock and the warrant to be issued to Collective Technologies in the transaction will be issued pursuant to the exemptions from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D based, in part, on representations received from Collective Technologies.

     A copy of the press release issued by the Company on June 6, 2006 regarding the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” “expect,” “believe,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company’s expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company’s proposed acquisition of Collective and the use of the Company’s working capital to fund the acquisition. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, the Company can provide no assurances that the conditions to the acquisition will be satisfied, that the necessary approvals will be obtained, or that if the acquisition closes, the Company will receive the benefits anticipated. Risks that could affect forward-looking statements also include those related to the inability to successfully integrate the operations of Collective, competition, increased costs, changes in laws and regulations, economic and capital market conditions and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Form 10-Q on file with the Securities and Exchange Commission for the Quarter ended December 31, 2005, and in its other current and periodic reports filed from time to time with the Commission. All forward-looking statements in this Form 8-K are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information disclosed under Item 1.01 hereof is incorporated herein by this reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The information disclosed under Item 1.01 hereof is incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Press release, dated June 6, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION
Date: June 6, 2006	By:	/s/ Scott J. Poteracki
Scott J. Poteracki
Executive Vice President, Chief Financial Officer and Secretary

Index to Exhibits

Exhibit No.	Description
99.1	Press release, dated June 6, 2006